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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Washington Federal, Inc. on Form S-8 of our reports dated November 6, 2003, and June 4, 2004, incorporated by reference in the Annual Report on Form 10-K of Washington Federal, Inc. for the year ended September 30, 2003, and appearing in the Annual Report on Form 11-K of the Washington Federal Savings Profit Sharing Retirement Plan and Employee Stock Ownership Plan for the year ended December 31, 2003, respectively.


DELOITTE & TOUCHE LLP

Seattle, Washington
September 27, 2004


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